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                              EMPLOYMENT AGREEMENT

      Employment Agreement dated as of June 30, 1998, between TIME WARNER TELECOM LLC, a Delaware limited liability company (the "Company"), and the employee whose name appears on the last page hereof (the "Employee"). The Company shall employ the Employee on the following terms and conditions:

      1. Term. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereof for an initial term commencing on the effective date (the "Effective Date") of the Reorganization Agreement among Time Warner Companies, Inc., MediaOne Group, Inc. (formerly US WEST, Inc.) ("MediaOne"), Advance/Newhouse Partnership, Time Warner Entertainment Company, L.P., and Time Warner Entertainment-Advance Newhouse Partnership (collectively, the "Founding Stockholders") and ending, subject to renewal or termination as provided herein, on the third anniversary of the Effective Date (the "Initial Term"); provided, however, that this Agreement shall automatically continue for successive one month periods thereafter (each such period being an "Additional Term") unless either party has delivered written notice of termination to the other party no later than six months prior to the end of the Initial Term or 60 days prior to the end of any Additional Term. Sections 8, 10 through 22 and 24 through 28 shall survive any termination of Employee's employment under this Agreement. The Employee hereby covenants that as of the Effective Date any agreement between Employee and the Company, Time Warner Cable, US WEST, Inc. ("US WEST") or MediaOne, respectively, or any of their affiliates, entered into prior to the date hereof, relating to Employee's employment with such entity, shall terminate as of, or have been terminated prior to, the Effective Date.

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      2. Duties. Employee shall serve as Senior Vice President, Legal and
Regulatory, or subject to Section 5, in such other senior management position as the Company shall determine. Subject to the foregoing, Employee shall perform such duties as may be assigned by the Company to Employee from time to time, and shall travel for business purposes to the extent reasonably necessary or appropriate in the performance of such duties.

      Employee shall perform such duties on a full time basis (subject to the Company's written policies on vacations, illness, government service, etc. applicable to employees at Employee's level in effect from time to time), provided, however, that Employee shall not be precluded from devoting such time to personal affairs as shall not interfere with the performance of his or her duties hereunder. In performing his or her duties hereunder, Employee shall comply with the Company's policies and procedures in effect from time to time. Unless Employee otherwise consents, the headquarters for the performance of Employee's services shall be the principal executive offices of the Company in the Denver, Colorado area, subject to such reasonable travel as may be appropriate or required in the performance of Employee's duties in the business of the Company.

      3. Compensation. The Company shall pay or cause to be paid to Employee, during the term of employment, an annual salary in respect of each calendar year at the rate of not less than $259,000 per annum. The Company may increase, but not decrease, such annual salary at any time and from time to time during the term of employment. In addition to annual salary, Employee may be entitled to receive an annual bonus in respect of each calendar year based on a target percentage of the salary paid to Employee during such calendar year of 50%. Subject to Section 5, and the second paragraph of this Section 3, Employee acknowledges that his or her actual annual bonus may vary and range from 0% to 150% of the target amount, depending on actual performance of the Company and


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Employee.

      Subject to Section 5 and the second sentence of this Section 3, the Company shall determine, in its sole discretion, the amount of any salary increase, the amount of any annual bonus and whether to increase the target percentage of Employee's annual bonus. The payment of any bonus compensation shall be made in accordance with the Company's then current practices and policies, including without limitation, less the usual required payroll deductions and withholding.

      The Company shall pay or reimburse Employee, in accordance with Company policies applicable to employees at Employee's level, for all travel, entertainment and other business expenses actually incurred or paid by Employee in the performance of his or her duties hereunder, if properly substantiated and submitted.

      4. Benefits. Employee shall be eligible to participate in any pension, profit-sharing, employee stock ownership, vacation, insurance, hospitalization, medical, health, disability and other employee benefit or welfare plan, program or policy whether now existing or established hereafter (collectively, the "Benefit Plans"), to the extent that employees at Employee's level are generally deemed eligible under the general provisions thereof. The Company reserves the right to amend or cancel any such Benefit Plan in its sole discretion.

      5. Termination by Employee Following a Change in Control.

            (a) Provided that notice of termination has not previously been given under any other Section hereof, Employee shall have the right to terminate his or her employment with the Company under this Agreement for cause upon 30 days prior written notice delivered to the Company at any time within 180 days after Employee has actual knowledge of the occurrence of any of the following events following a Change in Control, indicating


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in such notice which event has occurred:

                  A. A change in the location of Employee's office or of the Company's principal executive offices to a place which is more than 50 miles from the location of Employee's office or the location of the Company's principal executive offices immediately prior to the occurrence of a Change in Control;

                  B. A material reduction in Employee's decision-making, budgetary, operating, staff and other responsibilities, taken as a whole, from such responsibilities immediately prior to the occurrence of a Change in Control, or a change in the person or persons to whom Employee reported immediately prior to the occurrence of a Change in Control, to a person or persons of lesser rank, title or responsibility; or

                  C. Any material breach of this Agreement by the Company.

            (b) Upon the expiration of the 30-day notice period provided in
Section 5(a), Employee shall be relieved of his or her management position with the Company and his or her duties hereunder. In the notice delivered by Employee to the Company pursuant to Section 5(a), Employee shall elect either (A) to terminate his or her employment with the Company, in which case Employee shall receive: (x) subject to the terms thereof, all benefits which may be due to Employee under the provisions of any Benefit Plan; and (y) in a lump sum severance payment, within 30 days following the effective date of such termination, the present value (using the discount rate described below) of an amount equal to the sum of the annual salary at the rate in effect on the date of termination of employment or immediately prior to the Change in Control, whichever is greater, plus an annual bonus in a minimum amount equal to Employee's then applicable target bonus amount or the Employee's applicable target bonus amount in effect immediately prior to the Change in Control,


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whichever is greater, for the remainder of the existing term of this Agreement, without any further renewal or continuation, provided that such amount shall be not less than the sum of such salary and bonus pro rated for an 18-month period; or (B) to remain an employee of the Company for a period (as determined by Employee) of up to 18 months following the date notice of termination is given by Employee pursuant to Section 5(a), in which case Employee shall be relieved of his or her management position with the Company and his or her duties hereunder, and shall (i) continue to receive both salary, based on a rate equal to his or her annual rate in effect on the date of termination of employment or immediately prior to the Change in Control, whichever is greater, and annual bonuses in respect of such period (in each case payable within 30 days after the end of the respective calendar year and prorated for any portion of a year), each such bonus to be based on an amount equal to Employee's then applicable target bonus amount or the Employee's applicable target bonus amount in effect immediately prior to the Change in Control, whichever is greater, and (ii) receive a discounted lump sum payment pursuant to Section 5(b)(A)(y) for any portion of the term of employment remaining after such period; provided, however, that if Employee accepts full-time employment with any other corporation, partnership, trust, government or other entity ("Entity") during such period or notifies the Company in writing of his or her intention to terminate his or her employment during such period, Employee shall cease to be an employee of the Company effective upon the commencement of such employment, or the effective date of such termination as specified by Employee in such notice, and shall be entitled to receive, subject to the terms thereof, all benefits due to Employee under the provisions of any Benefit Plan and a discounted lump sum cash payment for the balance of the salary and bonuses Employee would have been entitled to receive pursuant to this Section 5(b)(B) had Employee remained on the Company's payroll until the end of the Initial Term or such 18 month period, whichever is greater; provided, further, however, that Employee shall not be entitled


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to receive any such lump sum cash payment if he or she accepts full-time employment with any subsidiary or Affiliate of the Company. For purposes of this Agreement, the term "Affiliate" shall mean an Entity which, directly or indirectly, controls, is controlled by or is under common control with, the Company or TWI.

            In addition, whether Employee elects 5(b)(A) or 5(b)(B), for a period of the earlier of one year from the date of termination of employment or the date Employee is eligible to receive health benefits by virtue of other employment, Employee shall receive continued eligibility and enrollment (including family coverage, if any), without a premium charge therefor, in hospital, medical and dental insurance plans providing substantially equivalent benefit coverage to those plans in which Employee was enrolled immediately prior to the Change in Control unless waived in writing by Employee (or, in the event such coverage cannot be provided, substantially similar benefits).

            Any lump sum payments required to be made pursuant to this Section 5(b) shall be discounted to present value from the times at which such amounts would have been paid absent any such termination at an annual discount rate for the relevant period equal to the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986 (the "Code")), compounded semi-annually, in effect on the date of such termination, the use of which rate is hereby elected by the Company and Employee pursuant to Treas. Reg. 'SS' 1.280G-1Q/A32 (provided that in the event such election is not permitted, such other rate determined as of such other date as is applicable for determining present value under Section 280G of the Code shall be used).

      6. Termination by Company.

            (a) For Cause. Provided that notice of termination has not previously been given under any other Section hereof, the Company shall have the right to terminate Employee's employment for cause upon written notice to Employee at any time. In such


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event, Employee's employment with the Company shall terminate immediately and
Employee shall be entitled to receive (i) any earned and unpaid salary accrued through the date of such termination, and (ii) subject to the terms thereof, any benefits which may be due to Employee under the provisions of any Benefit Plan. Employee hereby disclaims any right to receive a pro rata portion of his or her annual bonus with respect to the year in which such termination occurs. For purposes hereof, "cause" shall mean termination by action of the Company's Board of Directors or any committee thereof because of Employee's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been exercised) or willful refusal without proper cause to perform his or her obligations under this Agreement or because of Employee's material breach of the covenants provided for in Sections 10, 11 and 12 of this Agreement. In the event (i) such termination is because of the Employee's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Employee under this
Section 6(a), and (iii) within 10 days following the date of such notice the Employee shall cease his or her refusal and shall use his or her best efforts to perform such obligations, the termination shall not be effective.

            (b) Other. Provided that notice of termination has not previously been given under any other Section hereof, the Company shall have the right at any time to terminate Employee's employment under this Agreement without cause, by giving written notice thereof to Employee.

                  (i) If such notice is so given to Employee, Employee shall be entitled to receive, subject to the terms thereof, all benefits which may be due to Employee under the provisions of any Benefit Plan and to elect, within 30 days after receiving such notice, to receive either a lump sum severance payment in the amount, and upon the terms and


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conditions, provided in Section 5(b)(A) and calculated as set forth in the last paragraph of Section 5(b), or to remain an employee of the Company upon the terms and conditions provided in Section 5(b)(B); provided, however, that (i) any reference therein to Section 5(a) shall be deemed for purposes of this
Section 6(b) to be a reference to this Section 6(b)(i), and (ii) if a Change in Control has not occurred, then (x) Employee's salary shall be determined with reference to his or her then current annual salary and (y) Employee's annual bonus shall equal at least the Employee's target amount immediately prior to Employee's termination under this Section 6(b)(i).

                  (ii) For the period beginning when Employee receives notice of termination from the Company pursuant to this Section 6(b), and ending six months thereafter, Employee will, without charge to Employee, have use of reasonable office space and reasonable office facilities at Employee's principal job location immediately prior to his or her termination of employment, or other location reasonably close to such location, together with reasonable secretarial services in each case appropriate to an employee of Employee's position and responsibilities prior to such termination of employment but taking into account Employee's reduced need for such office space and secretarial services. Employee will continue to be eligible to participate in the Company's Benefit Plans and to receive, subject to the terms thereof, all benefits, which are received by other employees at Employee's level thereunder other than options or similar equity-based or incentive awards.

                  (iii) In the event that Employee's employment is terminated prior to the occurrence of a Change in Control, or more than three years following a Change in Control, then, in partial consideration for the Company's obligation to make the payments described in this Section 6(b), Employee shall execute and deliver to the Company a release in the form as set forth in Exhibit
A. The Company shall deliver such release to Employee at the time the Company delivers notice of termination pursuant to this Section 6(b). Employee shall


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execute and deliver such release to the Secretary of the Company within 21 days of receipt of notice of termination. If Employee shall fail to execute and deliver to the Company such release within 30 days of Employee's receipt thereof from the Company, Employee's employment with the Company shall terminate effective at the end of such 30-day period and Employee shall receive, in lieu of the severance arrangements described in Section 6(b), a lump sum cash payment in an amount determined in accordance with the personnel policies of the Company then applicable.

      7. Death; Disability.

            (a) Death. If Employee shall die while employed by the Company, Employee's employment under this Agreement shall thereupon terminate and Employee's estate or beneficiaries, as the case may be, shall be entitled to receive as promptly as practicable but in any event within 30 days after reasonably satisfactory evidence of Employee's death is received by the Company
(i) any earned and unpaid salary accrued to Employee through the period ending 30 days following the date of Employee's death and a pro rata portion of the target annual bonus amount in effect immediately prior to Employee's death; and
(ii) subject to the terms thereof, any benefits which may be due to Employee's estate or beneficiaries under the provisions of any Benefit Plan.

            (b) Disability. Provided that notice of termination has not previously been given under any Section hereof, if employee becomes ill or is injured or disabled during the term of this Agreement such that Employee fails to perform all or substantially all the duties to be rendered hereunder and such failure continues for a period in excess of 26 consecutive weeks (a "Disability"), the Company may terminate the employment of Employee under this Agreement upon written notice to Employee at any time and thereupon Employee shall be entitled to receive (i) any earned and unpaid salary accrued through the date of such termination; (ii) subject to the terms thereof, any benefits which may be due to Employee


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under the provisions of any Benefit Plan; and (iii) a lump sum cash payment equal to the sum of 75% of Employee's then current annual salary and then applicable target annual bonus amount prorated for an 18-month period, less the amount of any disability insurance proceeds payable to Employee under any disability insurance policy or program covering Employee.

      8. Stock Options and Other Incentive Awards. Upon Employee's termination of employment with the Company for any reason, Employee's rights to benefits and payments under any stock options, restricted shares or other incentive plans shall be determined in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted shares or other awards were granted.

      9. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred at such time as the Founding Stockholders (and their respective affiliates) as a group cease to have the ability to elect a majority of the representatives on the Management Committee of the Company (other than the chief executive officer of the Company and independent representatives; provided that independent representatives shall be included in calculating whether the foregoing majority requirement is satisfied if the representatives nominated by the Founding Stockholders (and their respective affiliates) do not constitute a majority of the committee that selects the Management Committee's nominees for independent representatives) and a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Founding Stockholders and their respective affiliates) has become the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the voting interests of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the voting interests of the Company, on a fully diluted basis, than


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is held by the Founding Stockholders (and their respective affiliates) as a group on such date. In the event that any successor of the Company, as contemplated by Section 16, is a corporation, the same principles shall be applied in determining whether a "Change in Control" has occurred with reference to the board of directors, directors and capital stock of such corporation in lieu of the Management Committee, representatives and voting interests of the Company.

      10. Trade Secrets; Work Products, Etc. Except in connection with the performance of his or her duties hereunder, Employee hereby expressly covenants and agrees that Employee will not at any time while employed by the Company or thereafter, exploit, use, sell, publish, disclose, communicate or divulge to any person or Entity, other than the Company and its subsidiaries, either directly or indirectly, any trade secrets or confidential information, knowledge or data regarding the Company or any of its subsidiaries or Affiliates or any of their respective officers, directors or employees including, without limitation, the existence and terms of this Agreement, other than such information, knowledge or data which has been released by the Company or such subsidiaries, Affiliates or others to the public (except that with respect to the terms of this Agreement Employee may communicate such terms to Employee's spouse and Employee's attorneys and financial advisors). Notwithstanding the foregoing, Employee may disclose such trade secrets or confidential information, knowledge, data or terms when required to do so by a court or government agency or legislative body of competent jurisdiction, provided Employee first notifies the Company orally and in writing as promptly as possible of such requirement so that the Company may either seek an appropriate protective order or waive compliance with the provisions of this Section, and provided further that if, in the absence of such protective order or waiver, Employee is nevertheless, in the written opinion of his or her counsel, reasonably acceptable to the Company, addressed to and delivered to the Company, otherwise required


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to disclose such information to any such court, government agency or legislative body or else stand liable for contempt or suffer other material penalty, Employee may disclose such information in such case without liability hereunder so long as such disclosure does not exceed that required by such court, government agency or legislative body.

      Employee hereby grants and assigns to the Company all rights (including, without limitation, any copyright or patent) in the results and proceeds of all services provided by Employee hereunder and all such services shall be subject in all respects to the supervision, control and direction of the Company. Any work in connection with such services shall be considered "work made for hire" under the Copyright Law of 1976 or any successor thereof, and the Company shall be the owner of such work as if the Company were the author of such work.

      11. Non-Compete; Solicitation. Employee hereby expressly covenants and agrees that:

            (a) Employee will not at any time during the Term of employment and for a period of one year following the date a notice of termination of Employee's employment is effective as provided herein, be or become an officer, director, partner or employee of or consultant to or act in any managerial capacity with or own any equity interest in any Entity (an "Affiliated Person") which is a "Competitive Business Entity" (as such term is defined on Exhibit B hereto); provided, however, that (i) ownership of less than 1% of the outstanding equity securities of any Entity listed on any national securities exchange or traded on the National Association of Securities Dealers Automated Quotation System shall not be prohibited hereby, and (ii) in the event Employee is terminated pursuant to Section 6(b) and notice of termination is so given to Employee following the occurrence of a Change in Control, Employee is hereby permitted to accept employment with any Founding Stockholder and such employment shall not violate the provisions of this Section 11.


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            (b) Employee will not at any time during the Term of employment and for a period of one year after the date a notice of termination of Employee's employment is effective as provided herein, solicit (or assist or encourage the solicitation of) any employee of the Company or any of its subsidiaries or Affiliates to work for Employee or for any Entity in which Employee owns or expects to own more than a 1% equity interest or for which Employee serves or expects to serve as an Affiliated Person.

            For the purposes of this Section 11(b), the term "solicit any employee" shall mean Employee's contacting, or providing information to others who may be expected to contact, any employee of the Company or any of its subsidiaries or Affiliates regarding their employment status, job satisfaction, interest in seeking employment with Employee or any Affiliated Person or any related matter, but shall not include general print advertising for personnel or responding to an unsolicited request for a personal recommendation for or evaluation of an employee of the Company or any of its subsidiaries or Affiliates.

      12. Documents; Conduct. Employee hereby expressly covenants and agrees that:

            (a) Following termination of Employee's employment with the Company for any reason or at any time upon the Company's request, Employee will promptly return to the Company all property of the Company and its subsidiaries and Affiliates in his or her possession or control (whether maintained at his or her office, home or elsewhere), including, without limitation, all copies of all management studies, business or strategic plans, budgets, notebooks and other printed, typed or written materials, documents, diaries, calendars and data of or relating to the Company or its subsidiaries or Affiliates or their respective personnel or affairs; and

            (b) Employee will not at any time denigrate, ridicule or intentionally criticize the Company or any of its subsidiaries or Affiliates or any of their respective products, properties, employees, officers or directors, including, without limitation, by way of news


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interviews, or the expression of personal views, opinions or judgments to the news media.

      13. Breach by Employee. Employee hereby expressly covenants and agrees that the Company will suffer irreparable damage in the event any provisions of Sections 10, 11 and 12 are not performed or are otherwise breached and that the Company shall be entitled as a matter of right to an injunction or injunctions and other relief to prevent a breach or violation by Employee and to secure its enforcement of Section 10, 11 and 12 resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies which the Company may have.

      14. Representations.

            (a) Employee represents and warrants to the Company that this Agreement is legal, valid and binding upon Employee and Employee is not a party to any agreement or understanding which would prevent the fulfillment by Employee of the terms of this Agreement. Employee has consulted with his or her legal, tax, financial and other advisors, to the extent desired, prior to execution and delivery of this Agreement.

            (b) The Company represents and warrants to Employee that this Agreement is legal, valid and binding upon the Company and the Company is not a party to any agreement or understanding which would prevent the fulfillment by the Company of the terms of this Agreement.

      15. Notice. Any notice required or permitted to be given hereunder shall be in writing (except where required to be given orally) and shall be sufficiently given or sent by registered or certified mail or delivered, in person, if to Employee at the address set forth on the last paragraph hereof, or at such other address as Employee shall designate by written notice to the Company, and if to the Company at 5700 S. Quebec Street, Greenwood Village,


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CO 80111, attention of the Secretary or at such other address as the Company shall designate by written notice to Employee.

      16. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any right or obligations hereunder; provided however, that the provisions hereof shall inure to the benefit of, and be binding upon, any successor of the Company, whether by merger, consolidation, transfer of all or substantially all of the assets of the Company, or otherwise.

      17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, irrespective of its conflicts of law rules, except for the By-laws referred to in Section 26, which shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            To the extent that any applicable state or Federal law, rule or regulation confers upon Employee any greater benefit or right than that set forth in this Agreement, such law, rule or regulation shall control in lieu of the provisions hereof relating to such benefit or right.

      18. Mitigation. Employee shall have no obligation to mitigate damages in the event of termination of Employee's employment under this Agreement under
Section 5(a), 6(b) or 7, other than as necessary to prevent the Company from losing any tax deductions to which it otherwise would have been entitled for any payments deemed to be "contingent on a change" under the Code and any payments received by Employee hereunder shall not be offset or reduced in any way by any other earnings or payments which may be received by Employee from any source, except as provided by this Section 18. It is acknowledged and agreed that any payment which may be made by the Company to Employee under Section


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5(b), 6(b) or 7 is in the nature of severance and is not a penalty payment.

      19. Withholding. All payments required to be paid by the Company to Employee under this Agreement will be paid in accordance with the payroll practices of the Company or the terms of the Benefit Plans, as the case may be, and will be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees at Employee's level and the terms of the Benefit Plan.

      20. Complete Understanding. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between Employee, on the one hand, and the Company and its subsidiaries and Affiliates, on the other, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein.

      21. Modification; Waiver. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of both the parties hereto. No waiver by either party at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Subject to Section 28, no policy, procedure or practice of the Company whether now or hereafter in effect shall be deemed to modify, amend or supersede any provision of this Agreement except as contemplated or provided otherwise in this Agreement.

      22. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

      23. Use of Likeness. The Company and TWI shall have the right to use


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Employee's name, biography and likeness in connection with their respective businesses and that of their subsidiaries and Affiliates, but not for use as a direct endorsement.

      24. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      25. Set-off. The Company and its subsidiaries and Affiliates shall have no right to set-off payments owed to Employee hereunder against amounts owed or claimed to be owed by Employee to the Company or its subsidiaries or Affiliates under this Agreement or otherwise.

      26. Indemnification. The Company shall indemnify Employee to no lesser extent than provided in the Company's By-laws on the date hereof (the provisions of which are hereby incorporated by reference herein), notwithstanding any changes or amendments to such By-laws after the date hereof adversely affecting, limiting or reducing such indemnification.

      27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      28. Changes. Subject to Section 5, the Company and its subsidiaries and Affiliates are entitled to amend, modify, terminate or otherwise change at any time or from time to time any and all Benefit Plans and policies, practices or procedures referred to in this Agreement, and all references herein to such Benefit Plans and policies, practices and procedures shall be to such as from time to time in effect prior to a Change in Control except as otherwise specifically herein provided.


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      29. Beneficiaries. Whenever this Agreement provides for any payment to the
Employee's estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may designate in writing (using the form of Beneficiary Designation attached hereto as Exhibit C) and file with the Company. The Employee shall have the right to revoke such Beneficiary Designation and redesignate a beneficiary by filing with the Company (and any applicable insurance company) a later dated Beneficiary Designation to such effect.


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            IN WITNESS WHEREOF, Employee and the Company have caused this
Agreement to be executed as of the date first above written.

                             TIME WARNER TELECOM LLC

                             By:    /s/ Larissa L. Herda
                                    --------------------------------
                                    Name:  Larissa L. Herda
                                    Title: President and Chief Executive Officer

Agreed to and accepted as of
the date first above written

       /s/Paul B. Jones
       ----------------
Name:  Paul B. Jones
Title: Senior Vice President, Legal and Regulatory

Address for Notices:

---------------------------

---------------------------

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                                       19

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                                    EXHIBIT A

                                     RELEASE

      Pursuant to the terms of the Employment Agreement dated as of June 30, 1998 between Time Warner Telecom LLC (the "Company") and any successor and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, _____________________, being of lawful age, do hereby release and forever discharge the Company and its respective officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorneys' fees, expenses, or other compensation, which in any way relate to or raise out of my employment with the Company or the termination of such employment, which I may now or hereafter under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this release, provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement or to seek damages for the breach of the Agreement by the Company.

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            I further state that I have read the foregoing document, that I know the contents thereof, and that I have executed the same as my own free act.

            WITNESS my hand this _______ day of ____________________.

                                 ___________________________________

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                                    EXHIBIT B

      "Competitive Business Entity" shall mean (i) any federal, state or local authority empowered to grant, renew, modify or amend, or review the grant, renewal, modification or amendment of, franchises to operate any competitive local exchange carrier or to regulate the conduct of any such business in the United States, except that a Competitive Business Entity shall not include any such state or local authority that is so empowered with respect to franchises or regulation of any such business in a state or region in which the Company does not engage or, to the knowledge of Employee, does not have definitive plans to engage, in the ownership, operation or management of such a business, and
(ii) any Entity which is engaged, either directly or indirectly, in the ownership, operation or management of any business providing telecommunications services to customers as a competitive local exchange carrier in any state of the United States in which the Company engages or, to the knowledge of Employee, has definitive plans to engage, in the ownerhsip, operation or management of such a business.

            All capitalized terms used herein shall have the meanings provided in the Employment Agreement to which this Exhibit B is attached.

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                                    EXHIBIT C
                       BENEFICIARY DESIGNATION PURSUANT TO
                              EMPLOYMENT AGREEMENT

      This Beneficiary Designation is made by the undersigned employee pursuant to that certain Employment Agreement dated as of June 30, 1998 (the "Agreement"), between Time Warner Telecom LLC, a Delaware limited liability company (the "Company'), and the undersigned.

      1. Primary Beneficiary or Beneficiaries. I hereby designate the following Primary Beneficiary(ies) to receive all payments and other benefits due to me under the Agreement in the event of my death. Unless otherwise indicated, such benefits will be paid in equal shares to all designated Primary Beneficiaries who are living or in existence at the date of my death.

Name(s) of Primary           Address(es)
Beneficiary(ies)

----------------------       -----------------------------------

----------------------       -----------------------------------

----------------------       -----------------------------------

      2. Contingent Beneficiary or Beneficiaries. If none of the Primary Beneficiaries listed in Paragraph 1 above are living or in existence at the date of my death, then the following Contingent Beneficiary(ies) will receive the payments and other benefits due to me under the Agreement. Unless otherwise indicated, such benefits will be paid in equal shares to all designated Contingent Beneficiary(ies) who are living or in existence at the date of my death.

Name(s) of Contingent        Address(es)
Beneficiary(ies)

----------------------       -----------------------------------

----------------------       -----------------------------------

----------------------       -----------------------------------

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      3. Payments to Estate. If none of the Primary Beneficiaries listed in
Paragraph 1 above and one of the Contingent Beneficiaries listed in Paragraph 2 above are living or in existence at the date of my death, then the payments and other benefits due to me under the Agreement shall be paid to my estate.

      4. Effective Date of Beneficiary Designation. This Beneficiary Designation will be effective only if it is received by the Company prior to my death. If this Beneficiary Designation is received by the Company prior to my death, it will revoke all prior Beneficiary Designations. This Beneficiary Designation may be revoked by delivery to the Company of a subsequent, properly completed Beneficiary Designation.


-----------------------            --------------------------------------
Date                                      Employee



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